Climb Global Solutions Reports First Quarter 2025 Results

Net Sales up 49% to $138.0 Million; Net Income up 35% to $3.7 Million or $0.81 per Share; Adjusted EBITDA (non-GAAP) up 38% to $7.6 Million

EATONTOWN, N.J., April 30, 2025 – Climb Global Solutions, Inc. (NASDAQ:CLMB) (“Climb” or the “Company”), a value-added global IT channel company providing unique sales and distribution solutions for innovative technology vendors, is reporting results for the first quarter ended March 31, 2025.

First Quarter 2025 Summary vs. Same Year-Ago Quarter

●	Net sales increased 49% to $138.0 million.
●	Net income increased 35% to $3.7 million or $0.81 per diluted share.
●	Adjusted net income (a non-GAAP financial measure defined below) increased 39% to $3.9 million or $0.86 per diluted share.
●	Adjusted EBITDA (a non-GAAP financial measure defined below) increased 38% to $7.6 million.
●

Gross billings (a key operational metric defined below) increased 34% to $474.6 million. Distribution segment gross billings increased 36% to $453.6 million, and Solutions segment gross billings increased 2% to $21.0 million.

Management Commentary

“The momentum from our record 2024 has carried into the first quarter, leading to exceptional growth across all key financial metrics,” said CEO Dale Foster. “Our performance was driven by the execution of our core initiatives and the integration of Douglas Stewart Software & Services, LLC (“DSS”) into our operating platform. We drove organic growth in both the U.S. and Europe, demonstrating our ability to deepen relationships with existing partners while signing new, cutting-edge technologies to our line card across geographies.”

“Looking ahead, we believe that we are well-positioned to continue driving organic growth and further improving operating leverage. While still early, we expect the implementation of our new ERP system to drive meaningful efficiencies across our global operations. We also plan to remain active with M&A as we evaluate accretive targets that can enhance our comprehensive offerings and expand our presence in both North America and overseas. These initiatives, coupled with our robust balance sheet, will enable us to continue executing on our goals and objectives.”

Dividend

Subsequent to quarter end, on April 28, 2025, Climb’s Board of Directors declared a quarterly dividend of $0.17 per share of its common stock payable on May 16, 2025, to shareholders of record on May 12, 2025.

First Quarter 2025 Financial Results

Net sales in the first quarter of 2025 increased 49% to $138.0 million compared to $92.4 million for the same period in 2024. This reflects organic growth from new and existing vendors, as well as contribution from the Company’s acquisition of DSS on July 31, 2024. In addition, gross billings in the first quarter of 2025 increased 34% to $474.6 million compared to $355.3 million in the year-ago period.

Gross profit in the first quarter of 2025 increased 37% to $23.4 million compared to $17.0 million for the same period in 2024. The increase was driven by organic growth from new and existing vendors in both North America and Europe, as well as contribution from DSS.

Selling, general, and administrative (“SG&A”) expenses in the first quarter of 2025 were $16.8 million compared to $12.5 million in the year-ago period. DSS represented $1.1 million of the increase. SG&A as a percentage of gross billings remained flat at 3.5% for the first quarter of 2025 compared to the year-ago period.

Net income in the first quarter of 2025 increased 35% to $3.7 million or $0.81 per diluted share, compared to $2.7 million or $0.60 per diluted share for the same period in 2024. Adjusted net income increased 39% to $3.9 million or $0.86 per diluted share, compared to $2.8 million or $0.62 per diluted share for the year-ago period.

Adjusted EBITDA in the first quarter of 2025 increased 38% to $7.6 million compared to $5.5 million for the same period in 2024. The increase was primarily driven by organic growth from both new and existing vendors, as well as contribution from the Company’s acquisition of DSS. Effective margin, which is defined as adjusted EBITDA as a percentage of gross profit, increased 20 basis points to 32.7% compared to 32.5% for the same period in 2024.

On March 31, 2025, cash and cash equivalents were $32.5 million compared to $29.8 million on December 31, 2024, while working capital increased by $4.4 million during this period. The increase in cash was primarily attributed to the timing of receivable collections and payables. Climb had $0.6 million of outstanding debt on March 31, 2025, with no borrowings outstanding under its $50 million revolving credit facility.

For more information on the non-GAAP financial measures discussed in this press release, please see the section titled, “Non-GAAP Financial Measures,” and the reconciliations of non-GAAP financial measures to their nearest comparable GAAP financial measures at the end of this press release.

Conference Call

The Company will conduct a conference call tomorrow, May 1, 2025, at 8:30 a.m. Eastern time to discuss its results for the first quarter ended March 31, 2025.

Climb management will host the conference call, followed by a question-and-answer period.

Date: Thursday, May 1, 2025
Time: 8:30 a.m. Eastern time
Toll-free dial-in number: (800) 267-6316

International dial-in number: (203) 518-9783

Conference ID: CLIMB

Webcast: Climb’s Q1 2025 Conference Call

If you have any difficulty registering or connecting with the conference call, please contact Elevate IR at (720) 330-2829.

The conference call will also be available for replay on the investor relations section of the Company’s website at www.climbglobalsolutions.com.

About Climb Global Solutions

Climb Global Solutions, Inc. (NASDAQ:CLMB) is a value-added global IT distribution and solutions company specializing in emerging and innovative technologies. Climb operates across the U.S., Canada and Europe through multiple business units, including Climb Channel Solutions, Grey Matter and Climb Global Services. The Company provides IT distribution and solutions for companies in the Security, Data Management, Connectivity, Storage & HCI, Virtualization & Cloud, and Software & ALM industries.

Additional information can be found by visiting www.climbglobalsolutions.com.

Non-GAAP Financial Measures

Climb Global Solutions uses non-GAAP financial measures, including adjusted net income and adjusted EBITDA, as supplemental measures of the performance of the Company’s business. Use of these financial measures has limitations, and you should not consider them in isolation or use them as substitutes for analysis of Climb’s financial results under generally accepted accounting principles in the United States of America (“U.S. GAAP”). The attached tables provide definitions of these measures and a reconciliation of each non-GAAP financial measure to the most nearly comparable measure under U.S. GAAP.

Key Operational Metric

Gross Billings

Gross billings are the total dollar value of customer purchases of goods and services during the period, net of customer returns and credit memos, sales, or other taxes. Gross billings include the transaction values for certain sales transactions that are recognized on a net basis, and, therefore, includes amounts that will not be recognized as revenue. We use gross billings as an operational metric to assess the volume of transactions or market share for our business as well as to understand changes in our accounts receivable and accounts payable. We believe gross billings will aid investors in the same manner.

Forward-Looking Statements

The statements in this release, other than statements of historical fact, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to come within the safe harbor protection provided by those sections. These forward-looking statements are subject to certain risks and uncertainties. Many of the forward-looking statements may be identified by words such as ”look forward,” “believes,” “expects,” “intends,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “in process,” “under construction,” “in development,” “opportunity,” “target,” “outlook,” “maintain,” “continue,” “goal,” “aim,” “commit,” or similar expressions, or when we discuss our priorities, strategy, goals, vision, mission, opportunities, projections, intentions or expectations. In this press release, the forward-looking statements relate to, among other things, declaring and reaffirming our strategic goals, future operating results, and the effects and potential benefits of the strategic acquisition on our business. Factors, among others, that could cause actual results and events to differ materially from those described in any forward-looking statements include, without limitation, our ability to recognize the anticipated benefits of the acquisition of Douglas Stewart Software & Services, LLC, the continued acceptance of the Company’s distribution channel by vendors and customers, the timely availability and acceptance of new products, product mix, market conditions, competitive pricing pressures, the successful integration of acquisitions, contribution of key vendor relationships and support programs, inflation, import and export tariffs, interest rate risk and impact thereof, as well as factors that affect the software industry in general. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described in the section entitled “Risk Factors” contained in Item 1A. of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and from time to time in the Company’s filings with the Securities and Exchange Commission.

Company Contact

Matthew Sullivan
Chief Financial Officer
(732) 847-2451
MatthewS@ClimbCS.com

Investor Relations Contact

Sean Mansouri, CFA or Aaron D’Souza

Elevate IR

(720) 330-2829

CLMB@elevate-ir.com

CLIMB GLOBAL SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in thousands, except share and per share amounts)

	March 31,	December 31,
	2025	2024

ASSETS
Current assets:
Cash and cash equivalents	$32,461	$29,778
Accounts receivable, net of allowance for doubtful accounts of $734 and $588, respectively	240,230	341,597
Inventory, net	2,328	2,447
Prepaid expenses and other current assets	6,144	6,874
Total current assets	281,163	380,696

Equipment and leasehold improvements, net	13,264	12,853
Goodwill	35,675	34,924
Other intangibles, net	35,904	36,550
Right-of-use assets, net	1,841	1,965
Accounts receivable, net of current portion	1,183	1,174
Other assets	715	824
Deferred income tax assets	308	193
Total assets	$370,053	$469,179
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$266,452	$370,397
Lease liability, current portion	688	654
Term loan, current portion	566	560
Total current liabilities	267,706	371,611

Lease liability, net of current portion	1,502	1,685
Deferred income tax liabilities	4,862	4,723
Term loan, net of current portion	48	191
Other non-current liabilities	381	381
Total liabilities	274,499	378,591

Commitments and contingencies

Stockholders’ equity:
Common stock, $.01 par value; 10,000,000 shares authorized; 5,284,500 shares issued: 4,584,055 and 4,601,302 shares outstanding, respectively	53	53
Additional paid-in capital	39,532	37,977
Treasury stock, at cost, 700,445 and 683,198 shares, respectively	(14,397)	(13,337)
Retained earnings	71,705	68,787
Accumulated other comprehensive loss	(1,339)	(2,892)
Total stockholders’ equity	95,554	90,588
Total liabilities and stockholders' equity	$370,053	$469,179

CLIMB GLOBAL SOLUTIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(Amounts in thousands, except per share data)

	Three months ended
	March 31,
	2025	2024

Net sales	$138,044	$92,422

Cost of sales	114,648	75,402

Gross profit	23,396	17,020

Selling, general, and administrative expenses	16,755	12,523
Depreciation and amortization expense	1,737	871
Acquisition related costs	126	123
Total selling, general and administrative expenses	18,618	13,517

Income from operations	4,778	3,503

Interest, net	186	203
Foreign currency transaction loss	(580)	(85)
Change in fair value of acquisition contingent consideration	(136)	—
Income before provision for income taxes	4,248	3,621
Provision for income taxes	564	890

Net income	$3,684	$2,731

Income per common share-Basic	$0.81	$0.60
Income per common share-Diluted	$0.81	$0.60

Weighted average common shares outstanding — Basic	4,497	4,438
Weighted average common shares outstanding — Diluted	4,497	4,438

Dividends paid per common share	$0.17	$0.17

Reconciliation of GAAP and Non-GAAP Financial Measures (unaudited)

(Amounts in thousands, except per share data)

The table below presents net sales reconciled to adjusted gross billings (Non-GAAP) (1):

	Three months ended
	March 31,	March 31,
Net income reconciled to adjusted EBITDA (Non-GAAP):	2025	2024

Net income	$3,684	$2,731
Provision for income taxes	564	890
Depreciation and amortization	1,737	871
Interest expense	69	101
EBITDA	6,054	4,593
Share-based compensation	1,323	822
Acquisition related costs	126	123
Change in fair value of acquisition contingent consideration	136	—
Adjusted EBITDA	$7,639	$5,538

(1)

We define adjusted EBITDA, as net income, plus provision for income taxes, depreciation, amortization, share-based compensation, interest, acquisition related costs and change in fair value of acquisition contingent consideration. We define effective margin as adjusted EBITDA as a percentage of gross profit. We provided a reconciliation of adjusted EBITDA to net income, which is the most directly comparable US GAAP measure. We use adjusted EBITDA as a supplemental measure of our performance to gain insight into our businesses profitability, operating performance and performance trends, and to provide management and investors a useful measure for period-to-period comparisons by excluding items that management believes are not reflective of our underlying operating performance. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results. Adjusted EBITDA is also a component to our financial covenants in our credit facility. Our use of adjusted EBITDA has limitations, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under US GAAP. In addition, other companies, including companies in our industry, might calculate adjusted EBITDA, or similarly titled measures differently, which may reduce their usefulness as comparative measures.

The table below presents net income reconciled to adjusted EBITDA (Non-GAAP) (2):

	Three months ended
	March 31,	March 31,
	2025	2024
Components of interest, net

Amortization of discount on accounts receivable with extended payment terms	$(12)	$(6)
Interest income	(243)	(298)
Interest expense	69	101
Interest, net	$(186)	$(203)

(2)

We define adjusted net income as net income excluding acquisition related costs, net of income taxes and the change in fair value of acquisition contingent consideration. We provided a reconciliation of adjusted net income to net income, which is the most directly comparable U.S. GAAP measure. We use adjusted net income and adjusted net income per common share as supplemental measures of our performance to gain insight into our businesses profitability, operating performance and performance trends, and to provide management and investors a useful measure for period-to-period comparisons by excluding items that management believes are not reflective of our underlying operating performance. Accordingly, we believe that adjusted net income and adjust net income per common share provide useful information to investors and others in understanding and evaluating our operating results. Our use of adjusted net income has limitations, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. In addition, other companies, including companies in our industry, might calculate adjusted net income, or similarly titled measures differently, which may reduce their usefulness as comparative measures.

The table below presents net income reconciled to adjusted EBITDA (Non-GAAP) (3):

	Three months ended
	March 31,	March 31,
	2025	2024

Net income	$3,684	$2,731
Acquisition related costs, net of income taxes	95	92
Change in fair value of acquisition contingent consideration	136	—
Adjusted net income	$3,915	$2,823

Adjusted net income per common share - diluted	$0.86	$0.62

	Three months ended
	March 31,	March 31,
	2025	2024

Distribution gross billings	$453,575	$334,637
Solutions gross billings	21,021	20,632
Total gross billings	474,596	355,269

(3)

Gross billings are the total dollar value of customer purchases of goods and services during the period, net of customer returns and credit memos, sales, or other taxes. Gross billings include the transaction values for certain sales transactions that are recognized on a net basis, and, therefore, include amounts that will not be recognized as revenue. We use gross billings as an operational metric to assess the volume of transactions or market share for our business as well as to understand changes in our accounts receivable and accounts payable. We believe gross billings will aid investors in the same manner.